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                                                                       Exhibit 5


                                PIPER & MARBURY
                                    L.L.P.
                          1251 AVENUE OF THE AMERICAS
                         New York, New York 10020-1104
                                 212-835-6000
                               FAX: 212-835-6001                     BALTIMORE
                                                                    WASHINGTON
                                                                   PHILADELPHIA
                                                                      EASTON

                                January 14, 1999

News Communications, Inc.
174-15 Horace Harding Expressway
Fresh Meadows, NY  11365

Gentlemen:


     We have acted as counsel to News Communications, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement"), registration number 333-67407, pursuant to the Securities Act of 1933, as amended. The Registration Statement covers (i) the offer to all holders of the Company's Common Stock and $10 Convertible Preferred Stock ("Existing Shareholders") the right to subscribe for a minimum of one share and a maximum of two shares (based on availability) of the Company's Common Stock for every share owned at a price of $1.50 per share and (ii) the issuance of up to 3,833,333 shares of the Company's Common Stock (the "Shares") upon the exercise of such rights.

     In this capacity, we have examined the Registration Statement, the
Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended and restated, the records of corporate proceedings of the Company, the Rights Certificates and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to issue this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein.
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     Based upon the foregoing, we are of the opinion that the rights offering to
Existing Shareholders and the issuance of the Shares upon exercise of such rights have been duly authorized by the Board of Directors of the Company, and the shares of Common Stock, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     To the extent the laws of Nevada are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon a review of the corporation law of the State of Nevada. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction. We assume no obligation to supplement this opinion if any applicable laws change after the effective date of the Registration Statement or if we become aware of any facts that might change the opinions expressed herein after the effective date of the Registration Statement.

     The opinion expressed in this letter is solely for the use of the Company and the Existing Shareholders in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.

                              Piper & Marbury L.L.P.